UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 30, 2009
FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33059	20-5657551
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Entry Into A Definitive Material Agreement
     On June 30, 2009, Fuel Tech, Inc. (the “Company”) entered into a Loan Agreement (the “Agreement”) and a Revolving Credit Note (the “Note”) with JPMorgan Chase Bank, N.A. (the “Lender”) establishing an unsecured $25 million maximum principal amount revolving credit facility for the Company, as Borrower, and provides for the Company’s Italian subsidiary, Fuel Tech S.r.l., as a guarantor. The Agreement and Note are dated as of June 30, 2009 and terminate June 30, 2011.
     Under the Agreement, the interest rate on revolving credit loan is, as selected by the Borrower, either a Variable Rate or a LIBOR-based Rate. The Variable Rate is, for any day, the rate as announced by the Lender as its Prime Rate, provided that the Variable Rate shall never be less than the Adjusted One Month LIBOR Rate, plus up to fifty basis points, as determined via the use of a spread matrix tied to the Company’s Leverage Ratio. The LIBOR-based Rate is the rate, as selected by the Borrower, of from one to six month LIBOR, plus a spread range of between 250 basis points to 300 basis points, as determined via the use of a spread matrix tied to the Company’s Leverage Ratio. The Commitment Fee Rate for unused amounts of the credit facility is 25 basis points, paid quarterly in arrears. Letters of Credit in amounts aggregating up to $25 million may be issued as loans under the Agreement and will be charged a rate of between 200 basis points and 250 basis points, as determined via the use of a spread matrix tied to the Company’s Leverage Ratio.
     Under the Agreement, the Company provided the Lender a negative pledge on all assets as collateral and covenants that: its aggregate capital expenditures in any fiscal year shall not exceed $10 million; that at any time the aggregate amount of consolidations, mergers or similar transactions in any fiscal year shall not exceed $10 million; that its Minimum Tangible Net Worth on the last day of each Fiscal Year shall not be less than $42 million plus adjustments for 50% of Net Income and 100% of all capital contributed through the issuance of Equity Interests in the Company beginning with the date of the Agreement; that it shall have Minimum Net Income of ($2) million and $750,000 for the three months ended June 30, 2009 and September 30, 2009, respectively; that, for the three months ended December 31, 2009, its Leverage Ratio shall not exceed 2.0:1.0; and that, for each fiscal quarter beginning January 1, 2010, its leverage Ratio shall not exceed 1.5:1.0. The Agreement also includes other covenants as are typical for such a transaction including, but not limited to, the incurring of additional debt, the incurring of liens on any of the Company’s property or the guaranty of any debt. The Lender will also become the primary depository and disbursement institution of the Company.
     Except for an obligation that may require prepayment of a LIBOR-Based Rate Loan, the Company may prepay in whole or in part any portion of any Loan without premium or additional charge.
     Reference is made to the more complete terms and conditions of the Agreement and the Note set out in the copies of those documents attached as Exhibits 10.1 and 10.2 to this report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

10.1	Credit Agreement dated as of June 30, 2009 by and between Fuel Tech, Inc. and JPMorgan Chase Bank, N.A.

10.2	Revolving Credit Note dated June 30, 2009 from Fuel Tech, Inc. to JPMorgan Chase Bank, N.A.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc. (Registrant)
Date: July 2, 2009	By:	/s/ John P. Graham
John P. Graham
Chief Financial Officer, Sr. Vice President and Treasurer